Exhibit 99.1

CALGON CARBON CORPORATION Brean Murray Conference New York February 29, 2012 Making Water and Air Safer and Cleaner Chemviron Carbon

Forward-Looking Information Safe Harbor This presentation contains historical information and forward-looking statements. Forward-looking statements typically contain words such as “expect,” “believe,” “estimate,” “anticipate,” or similar words indicating that future outcomes are uncertain. Statements looking forward in time, including statements regarding future growth and profitability, price increases, cost savings, broader product lines, enhanced competitive posture and acquisitions, are included in the company’s most recent Annual Report pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. They involve known and unknown risks and uncertainties that may cause the company’s actual results in future periods to be materially different from any future performance suggested herein. Further, the company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the company’s control. Some of the factors that could affect future performance of the company are higher energy and raw material costs, costs of imports and related tariffs, labor relations, capital and environmental requirements, changes in foreign currency exchange rates, borrowing restrictions, validity of patents and other intellectual property, and pension costs. In the context of the forward-looking information provided in this presentation, please refer to the discussions of risk factors and other information detailed in, as well as the other information contained in the company’s most recent Annual Report.

Agenda Overview of Calgon Carbon Corporation Financial Performance Strategic Plan Summary 2012 Sales Growth Opportunities Conclusion

2011 Revenue % Total Products and Services ($MM) Revenue Activated Carbon/Service 486.5 89.8% Activated Carbon: Produced and Outsourced Granular (GAC), Powdered (PAC), Pellets Raw Material: Coal, Coconut Shells, Wood ServiceReactivation On-site Service Equipment Technologies 46.3 8.6% Vapor and Liquid Phase Carbon Adsorption Odor Control Ultraviolet / Ballast Water Treatment Ion Exchange Consumer 8.7 1.6% Activated Carbon Cloth *PreZerve®* Calgon Carbon Provides Solutions To Purification Problems * Discontinued Product Line

2012: New Reactivation Capacity On-Line Remove spent carbon Reactivation Furnace Original Virgin Carbon or Make-up Off-gas treatment Reactivated carbon transported to customer site Contaminants Destroyed Spent carbon transported To Reactivation center

2011 Calgon Carbon Diverse Markets Consumer 2% (2% in 2010) Drinking Water 25% (26% in 2010) Wastewater 20% (17% in 2010) Industrial Processes 13% (14% in 2010) Food 12% (13% in 2010) Air Pollution 20% (19% in 2010) Specialty 8% (9% in 2010)

CCC’s Operations Are Global

CCC’s Revenue Has Increased Five Consecutive Years Revenue $MM $600 $500 $400 $300 $200 $100 $0 2006 2007 2008 2009 2010 2011 $316 $351 $400 $412 $482 $541

Income from Operations, As Adjusted, Has Increased Five Consecutive Years ($4.6) $26.6 $57.7 $53.4 $46.3 $46.3 ($5.8) 1 $26.5 $48.4 2 $54.4 3 $58.3 4 $59.1 5 -$10 $0 $10 $20 $30 $40 $50 $60 $70 2006 2007 2008 2009 2010 2011 Income from Operations $MM As Reported As Adjusted (1)Excludes insurance settlement gain of $8.1MM and goodwill impairment charge of $6.9 MM (2)Excludes litigation and contingency gain of $9.3MM (3)Excludes litigation and contingency charges of $1.0MM (4)Excludes litigation and contingency charges of $12.0MM (5)Excludes litigation and contingency charges ($0.3MM) and employee severance of $2.2MM

Why CCC’s Growth Should Still Continue Strategic Initiatives continue to be implemented for growth opportunities Activated Carbon and Reactivation capacity expansion in order to meet growing demand R&D investment for new product development continues Operating Expense as a percentage of revenue should decline, improving leverage of overhead expense Business development activities continue to focus on identifying and evaluating: Industry consolidation opportunities Adjacent technologies

Short-Term Initiatives To Improve Performance Align product distribution to highest profit producers Calgon Carbon Japan support team Global unification through management reorganization Product Rationalization Push Price Reduce Coal Costs

Numerous Growth Opportunities Should Continue To Drive Sales – Short And Long Term

Growth Opportunity (Driver)	Est. Market Size	CCC Technology	Est. Timing
Reactivation (New Geographical Demand)	**TBD**	Service	2012 - ?
Control of Disinfection Byproducts (U.S. Regs)	**$100MM+/yr.**	Carbon/Service	2011 - 2015
Mercury Removal (U.S. Regs) – Utility MACT	**500-750M Mlbs./yr.**	Carbon	2014 – 2015
Control of Cryptosporidium (U.S. Regs)	**$250MM Total**	UV	2010 - 2015
Ballast Water Treatment (International Regs)	**$15B Total (60,000+ Ships)**	UV	2010 - 2020
Personal Protection (CBRN*Threat)	**TBD**	Carbon Cloth	2012 - ?
Water & Wastewater Treatment in China (Government Program)	**$475B**	Carbon/Service	2011 - ?

* Chemical, Biological, Radiological, Nuclear

Making Water and Air Safer and Cleaner Chemviron Carbon 12

Activated Carbon and Reactivation Capacity Expansion In Order To Meet Growing Demand Optimize production of existing plants Additional 30MM lbs. GAC or 70MM lbs. PAC by end of 2012 Increase virgin GAC availability through customer conversions from virgin GAC to reactivated carbon Capacity improvement projects at existing facilities Recently announced $13MM capacity expansion to be completed in 2012 Completed plans for new production line

FLUEPAC® products in use at 18 plants (>9,000 MW generating capacity)Developed enhanced performance products over two years 22 successful full-scale trials at power plants in 2011 18 additional trials possible in 2012 4 additional trials scheduled for 2012 R&D Investment For New Product Development Continues

R&D Investment For New Product Development Continues (cont’d) New products reduce customer cost Expected carbon injection rates 50 - 70% lower than alternative products Fewer deliveries = lower transportation costs and inventory Lower particulate loading to ESP/baghouse Less PAC in fly ash: Improves ability to sell fly ash Awarded $8MM contract 11/11

2012 Sales Growth Opportunities

Opportunity	Location	Timing
New Reactivation Capacity	Belgium, China, U.S.	Q2 12 – 58MM lbs. on-line
Expected New Reactivation Contracts	Phoenix, AZ	Q2 12
Disinfection By-products	U.S.	Q1 - Q4 12 for LT2 – Phase 1 and 2
Control of Cryptosporidium	U.S.	Q1 - Q4 12 for LT2 – Phase 1 and 2
Ballast Water Treatment	Global	Q1 - Q4 12 – New Builds/Retrofits (early adopters)
Drinking Water & Wastewater Treatment	Korea and China	Q2 12 – 4MM lbs. GAC awarded
Carbon Cloth	Europe	$1.5MM contract for military uniforms (potential 5 years)
Price Increase	Global	Full year effect of 2011 price increases + ?

Making Water and Air Safer and Cleaner
Chemviron Carbon 16

Recent Business Development Activities

- Industry Consolidation
  - Q4 11: Acquired assets of idled reactivation facility
    - Price - $2.7MM
    - Capacity – 13MM lbs.
    - Estimated startup – 2013
- Adjacent Technologies
  - Q2 11: Awarded $1.35MM grant to develop and manufacture domestic source of activated carbon for ultracapacitor energy storage market
  - CCC long-term goal: Develop activated carbons for ultracapacitor storage that are technically and economically superior to existing products

Making Water and Air Safer and Cleaner
Chemviron Carbon 17

Conclusion Performance Improvement should occur Proven track record of growth and improved financial performance Strategic Plan in place and is expected to continue to drive improved performance Numerous short- and long-term growth opportunities Stringent capital return hurdles and expense management

Thank You!